                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-7485) pertaining to the Incentive Stock Option Plan of WFS Financial Inc and in the related prospectus of our report dated February 9, 1998, with respect to the consolidated financial statements of WFS Financial Inc and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 12, 1998










                                        1